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                                                                    Exhibit 99.1

                         [D.F. King & Co., Letterhead]


Press Release

CONTACTS:

Jeffrey H. Cohen
Wasserstein Perella & Co., Inc.
212/969-2715

Mary Ellen Goodall
Walter A. Denby
D.F. King & Co., Inc.
212/269-5550

FOR IMMEDIATE RELEASE
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                   LITTLE SWITZERLAND ADVISED OF EXPIRATION
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                           OF FINANCING COMMITMENTS
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              SPECIAL MEETING OF STOCKHOLDERS CONFIRMED FOR MAY 8
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   ST. THOMAS, U.S. VIRGIN ISLANDS, May 4, 1998--Little Switzerland, Inc.
(NASDAQ:LSVI) today announced that it had received correspondence from Destination Retail Holdings Corporation's counsel indicating that Destination's financing commitment letters from DLJ Bridge Finance, Inc. and Donaldson, Lufkin & Jenrette, Inc. (collectively, "DLJ") had terminated on April 30, 1998 in accordance with their terms and that DLJ, at this particular time, did not intend to extend or renew the commitment letters. Destination informed Little Switzerland that Destination is continuing to work with DLJ to obtain the financing necessary to consummate the proposed merger between Little Switzerland and Destination. As previously announced, Little Switzerland will hold a Special Meeting of Stockholders on May 8, 1998 to consider and vote upon a proposal to approve the merger between Little Switzerland, Inc. and Destination Retail Holdings Corporation.

  Little Switzerland, Inc. is a leading specialty retailer of exclusive brand name watches, jewelry, crystal, china, fragrances and accessories, operating 24 stores on ten Caribbean islands, and three stores in Alaska cruise ship destinations. The Company's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.